                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 31, 1998


                          SILICON VALLEY RESEARCH, INC.
               (Exact name of registrant as specified in charter)


        California                        0-13836               94-2743735
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     or incorporation)                                       Identification No.)


     6360 San Ignacio Avenue, San Jose, California              95119-1231
--------------------------------------------------------------------------------
(Address of principal executive offices)

Registrant's telephone number, including area code  (408) 361-0333
                                                    ----------------------------


          (Former name or former address, if changed since last report)






           This Current Report, including exhibits, contains 14 pages.


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

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated March 31, 1998 as set forth in the pages attached hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements and pro forma financial information are filed as part of this report.

        (a) AUDITED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
Quality IC Corporation

We have audited the accompanying balance sheet of Quality IC Corporation, (a Texas Corporation), a wholly-owned subsidiary of Silicon Valley Research, Inc., as of March 31, 1998, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality IC Corporation as of March 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/Faske Lay & Co., L.L.P.

Austin, Texas
May 22, 1998


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

                             QUALITY IC CORPORATION
                                  BALANCE SHEET
                                 March 31, 1998


                                     ASSETS

Current assets
      Cash                                                           $ 122,773
      Trade accounts receivable                                         62,830
      Deferred tax benefit                                              24,739
      Prepaid expenses                                                   4,753
                                                                     ---------
           Total current assets                                        215,095
                                                                     ---------
Property and Equipment
      Furniture and equipment                                           39,136
      Computer equipment                                                78,081
      Accumulated depreciation                                         (33,782)
                                                                     ---------
           Total property and equipment                                 83,435
                                                                     ---------
Other assets
      Deposit                                                            3,000
                                                                     ---------
                                                                     $ 301,530
                                                                     =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
      Accounts payable                                               $  28,920
      Accrued payroll expenses                                         104,581
      Federal income tax payable                                        38,683
      Franchise tax payable                                                292
                                                                     ---------
           Total current liabilities                                   172,476
                                                                     ---------
Deferred federal income tax liability                                   16,588
                                                                     ---------

Stockholders' equity
      Common stock, $1 par, 1000 shares authorized and outstanding       1,000
      Additional paid-in capital                                         4,858
      Retained earnings                                                106,608
                                                                     ---------
           Total stockholders' equity                                  112,466
                                                                     ---------
           Total liabilities and stockholders' equity                $ 301,530
                                                                     =========

    The accompanying notes are an integral part of this financial statement.


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

                             QUALITY IC CORPORATION
                               STATEMENT OF INCOME
                            Year Ended March 31, 1998

Revenues
      Consulting/Engineering Revenues             $1,196,293

Expenses
      Advertising                                      2,972
      Communication                                   15,315
      Depreciation expense                            17,267
      Insurance                                       13,871
      Office expenses                                  6,295
      Payroll expenses                             1,027,156
      Professional fees                               23,616
      Rent expense                                    27,335
      Software                                         3,619
      Taxes                                            4,613
      Utilities                                        2,285
      Other general and administrative expenses        8,400
                                                  ----------
Total expenses                                     1,152,744
                                                  ----------

Income before income taxes                            43,549
Income Tax Expense                                    15,309
                                                  ----------
NET INCOME                                        $   28,240
                                                  ==========

    The accompanying notes are an integral part of this financial statement.


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

                             QUALITY IC CORPORATION
                         STATEMENT OF RETAINED EARNINGS
                            Year Ended March 31, 1998

Retained earnings at beginning of year                                  $ 78,368

Net income                                                                28,240
                                                                        --------
Retained earnings at end of year                                        $106,608
                                                                        ========

    The accompanying notes are an integral part of this financial statement.

                             QUALITY IC CORPORATION
                             STATEMENT OF CASH FLOWS
                            Year Ended March 31, 1998

Cash flows from operating activities
Net income                                                            $  28,240
Adjustments to reconcile net income to net cash
   provided by operating activities
      Depreciation and amortization                                      17,267
      Increase in deferred tax benefit                                  (24,739)
      Decrease in deferred tax liability                                 (5,449)
      Decrease in trade accounts receivable                              98,277
      Increase in prepaid expenses                                       (2,718)
      Increase in deposits                                               (2,435)
      Increase in trade accounts payable                                 27,884
      Decrease in accrued liabilities                                   (30,293)
      Increase in income taxes payable                                   36,412
                                                                      ---------
Net cash provided by operating activities                               142,446

Cash flows from investing activities
      Purchase of property and equipment                                (59,091)
                                                                      ---------
Net cash used by investing activities                                   (59,091)
                                                                      ---------
Net increase in cash                                                     83,355
Cash at beginning of year                                                39,418
                                                                      ---------
Cash at end of year                                                   $ 122,773
                                                                      =========

Cash paid for taxes                                                   $   9,085
                                                                      =========
Cash paid for interest                                                $      --
                                                                      =========

    The accompanying notes are an integral part of this financial statement.


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                             QUALITY IC CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                            Year Ended March 31, 1998

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Quality IC Corporation (the Company) is presented to assist in understanding the Company's financial statements.

1.    Nature of Operations

      The Company, a Texas Corporation, was formed in 1992. The Company provides engineering and consulting services to companies in the micro-electronics industry. As of March 31, 1998, the Company is a wholly-owned subsidiary of Silicon Valley Research, Inc. (a California corporation).

2.    Basis of Presentation

      The accompanying financial statements have been prepared in conformance with generally accepted accounting principles that have been consistently applied.

3.    Property and Equipment

      Property and equipment is recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in the results of operations.

      Repairs and maintenance charges which do not increase the useful lives of the assets are charged to operations as incurred.

4.    Revenue Recognition

      Revenues are recognized in the period in which the services are provided. The Company bills customers on a weekly basis for work performed in the previous week. Due to the nature of the customers, the Company has experienced no significant losses due to uncollectible accounts receivable in recent years. No allowance is included in the accompanying financial statements as management believes all the receivables outstanding at March 31, 1998 will be fully collected.

5.    Cash

      Cash consists only of a single non-interest-bearing checking account.

6.    Income Taxes

      The Company is on a calendar year basis for Federal income tax purposes. An estimate of the tax provision and the taxes due for the period April 1, 1997 through March 31, 1998 is included in the financial statements. The Company accounts for income taxes under the liability method which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities.

      Deferred taxes are provided for temporary differences between financial and tax accounting, principally for differences in the basis of property and equipment and in the differences between the cash basis of accounting used for tax purposes and the accrual basis of accounting used for financial reporting purposes.


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

7.    Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

8.    Advertising

      The Company expenses the cost of advertising as incurred. Advertising expenses were $2,972 for the year ended March 31, 1998.

9.    Concentration of Risks

      The Company's services are provided to companies primarily located in Austin, Texas. For the year ended March 31, 1998, one company accounted for over 90% of the Company's revenues.

      At March 31, 1998, and other times throughout the year, the Company may maintain balances in its bank accounts in excess of the FDIC insured limits.


NOTE B - INCOME TAXES

The provision for income taxes for the period ended March 31, 1998 consists of the following:

      Current tax expense                                 $    45,494
      Deferred income tax benefit                            (30,185)
                                                          -----------
      Total provision for income taxes                    $    15,309
                                                          ===========

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The temporary differences that give rise to deferred tax assets and liabilities are as follows:

      Assets

      Accounts receivable                                 $  (62,829)
      Accounts payable                                         28,920
      Accrued expenses                                        104,581
                                                          -----------
                                                          $    70,672
                                                          ===========
      Deferred tax asset                                  $    24,739
                                                          ===========

      Liabilities

      Depreciation                                        $  (47,394)
                                                          ===========
      Deferred tax liability                              $    16,588
                                                          ===========

At March 31, 1998, it is reasonably certain that all the temporary differences will reverse in future years. Therefore, no valuation allowance is needed.

NOTE C - COMMITMENTS

The Company rents office suites under a long term operating lease which began in November 1997. The lease term expires October 31, 2000.


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

The following is a schedule of future minimum rental payments under the above operating lease as of March 31, 1998:

      Year Ended March 31,
      --------------------
      1999                                            $37,992
      2000                                             37,992
      2001                                             22,162

During the year ended March 31, 1998, rentals under all leases were $27,335.

NOTE D - ACQUISITION BY SILICON VALLEY RESEARCH, INC.

On March 31, 1998, 100% of the shares of outstanding stock of the Company were acquired by Silicon Valley Research, Inc. (SVR) from the former shareholders. Under the terms of an Agreement and Plan of Reorganization, the Company merged with QIC Acquisition Corporation, a Texas Corporation and wholly owned subsidiary of SVR. The Company will be the surviving Corporation. For federal income tax purposes, it is intended that the Merger shall qualify as reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

In accordance with terms of the agreement, the former owners and officers of the Company entered into Non-Competition, Non-Solicitation and Non-Disclosure Agreements which preclude them from performing or providing specified services for a period of two years from the effective date of the agreement.


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

        (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION:

The following unaudited pro forma combined condensed financial information has been prepared to illustrate the effect of Silicon Valley Research, Inc.'s ("SVR") March 31, 1998 acquisition of Quality I.C. Corporation ("QIC"), which was accounted for using the purchase method of accounting. The unaudited pro forma combined condensed financial statements are based on the respective historical financial statements of SVR and QIC. In the opinion of management, the accompanying combined condensed financial statements contain all normal, recurring adjustments necessary to present fairly the Company's financial position as of March 31, 1998 and the results of operations for the year ended March 31, 1998.

The unaudited pro forma combined condensed balance sheet accounts for the acquisition on March 31, 1998 and combines SVR's March 31, 1998 unaudited consolidated condensed balance sheet with QIC's March 31, 1998 condensed balance sheet. The unaudited pro forma combined condensed statement of operations assumes that the acquisition took place as of the beginning of the period presented and combines SVR's unaudited consolidated condensed statement of operations for the year ended March 31, 1998 and QIC's condensed statement of operations for the year ended March 31, 1998.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position.

                          Silicon Valley Research, Inc.
             Pro Forma Combined Condensed Consolidated Balance Sheet
                      (in thousands, except per share data)
                                   (Unaudited)


                                            March 31, 1998
                                          ------------------
                                            SVR        QIC    Adjustments(2)  Pro Forma
                                          -------    -------  --------------  ---------
ASSETS
   Current assets                         $ 2,490    $   215    $   (38)(b)    $ 2,667
   Fixed assets, net                          584         83          0            667
   Other assets, net                        1,583          3          0          1,586
   Goodwill                                     0          0        345 (a)        345
                                          -------    -------    -------        -------
                                          $ 4,657    $   301    $   307        $ 5,265
                                          =======    =======    =======        =======

LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities                    $ 2,273    $   172    $   200 (a)    $ 2,607
                                                                    (38)(b)
   Long-term obligations, less
   current portion                             77         17          0             94
                                          -------    -------    -------        -------
                                            2,350        189        162          2,701

                                                                   (112)(a)
                                                                  2,737 (a)
Shareholders' equity                        2,307        112     (2,480)(a)      2,564
                                          -------    -------    -------        -------
                                          $ 4,657    $   301    $   307        $ 5,265
                                          =======    =======    =======        =======


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                          Silicon Valley Research, Inc.
                    Pro Forma Combined Condensed Consolidated
                             Statement of Operations
                      (in thousands, except per share data)
                                   (Unaudited)


                                                Year Ended
                                              March 31, 1998
                                          ----------------------
                                             SVR           QIC     Adjustments(3)    Pro Forma
                                          ----------------------   --------------    ---------
Revenue                                   $  2,755      $  1,196     $      0         $  3,951

Cost of revenue                              2,778           997            0            3,775
                                          --------      --------     --------         --------

Gross profit                                   (23)          199            0              176

Operating expenses                           9,635           156           69 (b)        9,860
                                          --------      --------     --------         --------

Operating income (loss)                     (9,658)           43          (69)          (9,684)

Other income and expense, net                  100             0            0              100
                                          --------      --------     --------         --------

Income (loss) before provision for
   income taxes                             (9,558)           43          (69)          (9,584)

Provision for income taxes                       0            15          (15)(a)            0
                                          --------      --------     --------         --------
Net income (loss)                         $ (9,558)     $     28     $    (54)        $ (9,584)
                                          ========      ========     ========         ========

Net income (loss) per  share (basic)      $  (0.54)     $     --     $     --         $  (0.46)
                                          ========      ========     ========         ========
Net income (loss) per share (diluted)     $  (0.54)     $     --     $     --         $  (0.46)
                                          ========      ========     ========         ========
Weighted-average common
   shares (basic)                           17,541            --        3,150 (c)       20,691
                                          ========      ========     ========         ========
Weighted-average common shares
   and equivalents (diluted)                17,541            --        3,150 (c)       20,691
                                          ========      ========     ========         ========


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                          Silicon Valley Research, Inc.
                      Notes to Pro Forma Combined Condensed
                        Consolidated Financial Statements
                        (in thousands, except share data)
                                   (Unaudited)

Note 1 -  The Acquisition and basis of combination

Consideration for the acquisition was $2,937 consisting of notes payable to the former shareholders of QIC in the amount of $200 and the issuance of 3,150 shares of SVR common stock valued at $2,737. The allocation of the total purchase price among identifiable tangible and intangible assets, as reflected in the accompanying pro forma financial information, was based on an analysis of the fair values of those assets prepared by the Company. The resulting purchased in-process technology of $2,480 was expensed on the accompanying pro forma combined consolidated Balance Sheet as of March 31, 1998, the completion date of the acquisition. The allocation of the purchase price is as follows:

              Total purchase price                       $ 2,937
                                                         =======

              Net current assets                              43
              Property and equipment                          83
              Other non-current assets                         3
              In-process technology                        2,480
              Non-current deferred tax liability             (17)
                                                         -------
              Goodwill                                   $   345
                                                         =======

Note 2 - Adjustments to the Balance Sheet

   a. Reflects the issuance of shares of SVR common stock and notes payable to the former shareholders of QIC in exchange for all of the outstanding shares of QIC common stock, the recording of goodwill, the elimination of QIC's shareholders equity and the recording of in-process technology.

   b.    Reflects the elimination of intercompany receivables and payables.

Note 3 - Adjustments to the Statement of Operations

   a.    Reflects the tax benefit related to the acquisition.

   b. Reflects the amortization of goodwill over the estimated useful life of five years.

   c. The weighted-average common shares and equivalents represents the shares of SVR common stock which were issued pursuant to the acquisition of QIC.

Note 4 - Nonrecurring charges

The unaudited pro forma combined condensed consolidated statement of operations for the year ended March 31, 1998 does not include the $2,480 write-off of purchased in-process technology as it is a material non-recurring charge. It will be included in the actual consolidated statement of operations of SVR for the year ended March 31, 1998.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SILICON VALLEY RESEARCH, INC.



Date:  June 12, 1998                       By: /s/Laurence G. Colegate, Jr.
                                              -----------------------------
                                               Laurence G. Colegate, Jr.
                                               Senior Vice President of Finance
                                               and Administration


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                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
23.1                Consent of Independent Public Accountants